Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form F-4 of Frontline Ltd. of our report dated March 17, 2022 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Frontline Ltd.'s Annual Report on Form 20-F for the year ended December 31, 2021.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers AS

Oslo, Norway
October 31, 2022